UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2019
Mistras Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001- 34481	22-3341267
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 Clarksville Road	08550
Princeton Junction, New Jersey	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (609) 716-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MG	New York Stock Exchange

Item 5.07. Submission of Matters to a Vote of Security Holders

The Company held its 2019 annual shareholders meeting on May 15, 2019. Shareholders elected the eight nominees to the Board of Directors for one-year terms, ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2019 and approved the Company’s executive compensation programs. These were the only matters voted upon at the meeting. The voting results are as follows.

1.  The eight nominees for election to the board of directors were elected based upon the following votes:

Nominee	Votes For	Withheld	Broker Non-votes
Dennis Bertolotti	24,110,119	144,907	1,415,857
Nicholas DeBenedictis	23,927,357	327,669	1,415,857
James J. Forese	24,051,334	203,692	1,415,857
Richard H. Glanton	23,871,784	383,242	1,415,857
Michelle J. Lohmeier	24,169,522	85,504	1,415,857
Manuel N. Stamatakis	23,797,587	457,439	1,415,857
Sotirios J. Vahaviolos	24,099,933	155,093	1,415,857
W. Curtis Weldon	23,879,221	375,805	1,415,857

2.  The appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2019 was ratified based upon the following votes:

Number of Votes
Votes for approval	25,652,095
Votes against	17,984
Abstentions	804

There were no broker non-votes for this item.

3. Advisory vote on the Company's executive compensation was approved based upon the following votes:

Number of Votes
Votes for approval	24,150,458
Votes against	102,228
Abstentions	2,340
Broker Non-votes	1,415,857

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISTRAS GROUP, INC.

Date: May 16, 2019	By:	/s/ Michael C. Keefe
		Name:	Michael C. Keefe
		Title:	Executive Vice President, General Counsel and Secretary

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